EXHIBIT 10.1
AMENDMENT NO. 1
TO
EMPLOYMENT AGREEMENT
     THIS AMENDMENT NO. 1 (“Amendment No. 1”) to that certain Employment Agreement (“Employment Agreement”), entered into between ARTISTdirect, Inc., a Delaware corporation (the “Company”) and Jon Diamond (“Employee”), is entered into as of October 11, 2005. Capitalized terms used herein and not defined shall have the meanings given to them in the Employment Agreement.
RECITALS
     WHEREAS, the parties hereto entered into the Employment Agreement effective as of July 28, 2005; and
     WHEREAS, the parties hereto desire to mutually amend the Employment Agreement, all upon the terms and conditions set forth herein.
     NOW, THEREFORE, for valuable consideration, the receipt of which is hereby acknowledged, the parties agree to the terms and conditions set forth herein.
     1. Schedule 5(c). The parties hereby agree that the following provisions contained in Schedule 5(c) of the Employment Agreement shall be amended as follows:
   (a) The first sentence contained in clause (a) is hereby deleted and replaced with the following:
      “Time Vesting Options. 1,045,000 (or 37.95723%) of New Options will vest at the rate of 1/3 per year over a three (3) year period.”
   (b) The first line contained in clause (b) is hereby deleted and replaced with the following:
      “Performance Vesting Options. 1,708,098 (or 62.04277%) of New Options will vest on achievement of the following financial milestones by the Company:”
     2. Conflicts. Except as expressly set forth in this Amendment No. 1, the terms and provisions of the Employment Agreement shall continue unmodified and in full force and effect. In the event of any conflict between this Amendment No. 1 and the Employment Agreement, this Amendment No. 1 shall control.
     3. Governing Law. This Amendment No. 1 shall be governed and construed under the laws of the State of California, and shall be binding on and shall inure to the benefit of the parties and their respective successors and permitted assigns.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1, effective as of the date written above.

"EMPLOYEE"	"COMPANY"

Jon Diamond	ARTISTdirect, Inc.

/s/ Jon Diamond	By:	/s/ Frederick W. Field

Jon Diamond		Frederick W. Field
	Its:	Chairman